Exhibit 99.1

IWT Tesoro Executes Definitive Funding Agreement

WESTPORT, CT—(MARKET WIRE) — April 18, 2007— IWT Tesoro Corporation (OTCBB:IWTT), a market leader in wholesale distribution and merchandising of ceramic, porcelain, and natural stone floor and wall tiles, today announced that it has entered into a definitive investment agreement for the issuance of restricted shares in Tesoro, to the global micro-cap fund, Antares Trading Fund Mercatech SA.

Henry J. Boucher, Jr., Tesoro’s Chairman and CEO said “We are pleased to have Antares’ interest in Tesoro.  Their confidence in our business model brings additional support as we continue to execute the company’s plans for market expansion and operational growth.”

Subject to the terms and conditions of the Securities Purchase Agreement filed on Form 8-K with the SEC on April 9th, 2007, Tesoro has issued 1,818,182 shares of restricted common stock to Antares.   The transaction is a private placement of Tesoro’s common stock at a discount to the market with provisional warrant coverage.

About IWT Tesoro

IWT Tesoro Corporation is one of the few publicly traded tile distributors.  The Company is exclusively wholesale driven and does not compete with its customers by having dealer stores as part of its business model. Instead, the Company is a merchandising resource for its customers, maintaining the philosophy that it is its customers’ supplier, not their competition. This wholesale focus is at the core of IWT Tesoro Corporation’s long-term growth and market strategy. Tesoro’s primary operating subsidiary, International Wholesale Tile, distributes product throughout the US from warehouses Florida, Texas, California and Ohio.

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s business and financing plans, regulatory environments in which the Company operates or plans to operate, and trends affecting the Company’s financial condition or results of operations, the impact of competition, the start up of certain operations, roll out of products and services and acquisition opportunities. When used herein, the words “believes,” “expects,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

CONTACTS:

Henry J. Boucher, Jr.

CEO

IWT Tesoro Corporation

Phone: 1-203- 221-2770

Email: hjb@iwttesoro.com

R. Nicholas Brack

Phone: 1-561-228-1440

Email: ir@iwttesoro.com